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THE GLENMEDE FUND, INC.

(Name of Registrant as Specified In Its Charter)

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THE GLENMEDE FUND, INC.

High Yield Municipal Portfolio (GHYMX)

One Lincoln Street, Floor 8

SFC0805

Boston, MA 02111

NOTICE OF ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

[____________], 2022

Dear Shareholder:

This notice is being furnished to shareholders of the High Yield Municipal Portfolio (the “Portfolio”), a series of The Glenmede Fund, Inc. (the “Fund”) to inform shareholders of the approval of a new sub-investment advisory agreement between the Fund, Glenmede Investment Management, L.P. and AllianceBernstein L.P., with respect to the Portfolio (the “AllianceBernstein Agreement”).

As discussed in more detail in the Information Statement, at a meeting held on March 9, 2022, the Board of Directors of the Fund (the “Board”) approved the AllianceBernstein Agreement. Effective May 9, 2022, The Glenmede Trust Company, N.A. as the record holder of a majority of the Portfolio’s outstanding voting securities as of March 28, 2022, approved the AllianceBernstein Agreement by written consent.

The Board is not soliciting your proxy or consent in connection with the approval of the AllianceBernstein Agreement. Pursuant to the regulations of the Securities and Exchange Commission, this Information Statement must be sent to shareholders at least 20 calendar days prior to the earliest date on which the AllianceBernstein Agreement may take effect. You are urged to read the Information Statement in its entirety for a description of the actions taken by shareholders representing a majority of the outstanding voting securities of the Portfolio.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

If you have any questions, please call 800-442-8299 and we will be glad to assist you. Thank you for your continued support of the Fund. The Portfolio’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling 800-442-8299 or by visiting www.glenmedeim.com.

By Order of the Board of Directors of The Glenmede Fund, Inc.

/s/Michael P. Malloy
Michael P. Malloy
Secretary, The Glenmede Fund, Inc.

THE GLENMEDE FUND, INC.

High Yield Municipal Portfolio (GHYMX)

One Lincoln Street, Floor 8

SFC0805

Boston, MA 02111

INFORMATION STATEMENT

[ ], 2022

Important Notice Regarding the Availability of the Information Statement:

This Information Statement is available at [hyperlink] and will be available at this website for ninety (90) days after the date hereof. Copies of this Information Statement will be furnished without charge upon request by writing to the Fund at One Lincoln Street, Floor 8, SFC0805, Boston, Massachusetts 02111, or by calling 800-442-8299.

INTRODUCTION

This Information Statement is being furnished on behalf of the Board of Directors (the “Board” or the “Directors”) of The Glenmede Fund, Inc. (the “Fund”) to shareholders of the High Yield Municipal Portfolio (the “Portfolio”) of record at the close of business on March 28, 2022 (the “Record Date”). This Information Statement and the attached materials are being mailed on or about [ ], 2022.

As discussed in more detail in the Information Statement, at a meeting held on March 9, 2022, the Board approved a new sub-investment advisory agreement between the Fund, on behalf of the Portfolio, Glenmede Investment Management L.P. (“GIM” or the “Advisor”) and AllianceBernstein, L.P. (“AllianceBernstein”) (the “AllianceBernstein Agreement”). Effective May 9, 2022, The Glenmede Trust Company, N.A., as the record holder of a majority of the Portfolio’s outstanding voting securities as of the Record Date approved the AllianceBernstein Agreement by written consent.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The expenses incurred in connection with preparing and delivering this Information Statement will be borne by the Portfolio. The Portfolio’s most recent semi-annual and annual reports, including financial statements and schedules, are available at no charge by calling 800-442-8299 or by visiting ww.glenmedeim.com.

By Order of the Board of Directors of The Glenmede Fund, Inc.

/s/Kent E. Weaver
Kent E. Weaver
President, The Glenmede Fund, Inc.

Introduction

The Advisor has served as the investment advisor to the Portfolio since the Portfolio commenced operations on December 22, 2015. The Investment Advisory Agreement between the Fund and the Advisor provides that, subject to the approval by the Board and applicable law, the Advisor may select sub-advisors to perform any or all of the services set forth in the Investment Advisory Agreement for assets of the Portfolio assigned by the Advisor to the particular sub-advisor, including the management of the investment and reinvestment of the assets of the Portfolio. In accordance with such provision, Capital Guardian Trust Company (“CGTC”), was selected to serve as the sub-advisor to the Portfolio, and managed the assets of the Portfolio pursuant to a sub-investment advisory agreement among the Fund, on behalf of the Portfolio, the Advisor and CGTC (the “Capital Agreement”). On July 1, 2019, CGTC merged with Capital International, Inc. (“Capital”) and Capital assumed all rights, obligations and responsibilities of CGTC under the Capital Agreement. Capital is a wholly-owned subsidiary of Capital Group International, Inc., which is owned by Capital Research and Management Company, a wholly-owned subsidiary of The Capital Group Companies, Inc. Capital has served as the sub-advisor to the Portfolio and managed the assets of the Portfolio pursuant to the Capital Agreement since the Portfolio commenced operations. The Capital Agreement was approved by the initial shareholder of the Portfolio on December 22, 2015 in connection with the Portfolio’s organization. The Capital Agreement was last approved by the Board on September 9, 2021, when the Directors approved its continuation for a twelve month period commencing November 1, 2021.

At a Board meeting held on March 9, 2022, the Advisor reported that after analysis of Capital’s performance record, it recommended that the Capital Agreement be terminated. The Advisor further reported that, after conducting a thorough review and due diligence of several high yield municipal bond investment advisers, it had determined that AllianceBernstein had the experience and capability to manage the Portfolio and recommended that AllianceBernstein be engaged to provide sub-investment advisory services to the Portfolio.

At the March 9, 2022 Board meeting, the Board, including all of the Directors who are not “interested persons” of the Fund (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) (the “Independent Directors”), approved the termination of the Capital Agreement and approved the AllianceBernstein Agreement, subject to approval by the shareholders, to become effective on or about May 9, 2022. Pursuant to Article Sixteenth of the Fund’s Articles of Incorporation, Section 11 of Article II of the Fund’s By-Laws and the requirements of the 1940 Act, the holders of a majority of the Portfolio’s outstanding voting securities approved the AllianceBernstein Agreement by written consent.

The information set forth in this Information Statement concerning AllianceBernstein has been provided to the Portfolio by AllianceBernstein.

Terms of the Capital Agreement and the AllianceBernstein Agreement

Under the Capital Agreement, Capital, subject to the control of the Board and the Advisor and in accordance with the Portfolio’s investment objective, policies and limitations set forth in the Portfolio’s Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission (the “SEC”) as part of the Fund’s Registration Statement on Form N-1A as amended from time to time, has managed the assets of the Portfolio, has been responsible for the investment and reinvestment of the Portfolio’s assets, has been responsible for making investment decisions, and has been responsible for placing orders for all purchases and sales of securities for the Portfolio.

Pursuant to the Capital Agreement, the Advisor has paid Capital a fee for its sub-investment advisory services to the Portfolio, calculated daily and payable monthly, at the annual rate of the Portfolio’s average daily net assets as follows: 0.38% of the first $300,000,000 of the net assets; 0.34% of the net assets between $300,000,000 and $1 billion; and 0.30% of the net assets in excess of $1 billion. For the fiscal year ended October 31, 2021, Capital received sub-investment advisory fees of $1,023,397 from the Advisor.

The terms of the AllianceBernstein Agreement are substantively the same in all material respects to the terms of the Capital Agreement for the Portfolio, with the exception of the fee to be paid to AllianceBernstein. The AllianceBernstein Agreement provides that AllianceBernstein is entitled to receive from the Advisor a fee calculated daily and payable monthly at the annual rate of 0.30% of the average daily net assets held in the Portfolio. The Portfolio will pay no investment advisory fees to AllianceBernstein for the services rendered by AllianceBernstein. A form of the AllianceBernstein Agreement is attached to this Information Statement as Exhibit A. The following description of the AllianceBernstein Agreement is only a summary and is qualified in its entirety by reference to Exhibit A.

The AllianceBernstein Agreement provides that AllianceBernstein, subject to the control of the Board and the Advisor, and in accordance with the Portfolio’s investment objective, policies and limitations set forth in the Portfolio’s Prospectus and Statement of Additional Information filed with the SEC as part of the Fund’s Registration Statement on Form N-1A as amended from time to time, will manage the Portfolio for the period and on such terms set forth in the AllianceBernstein Agreement. It will be the responsibility of AllianceBernstein to manage the investment operations of the Portfolio and the composition of the portfolio of securities and investments (including cash) of the Portfolio. It will be the responsibility of AllianceBernstein to make investment decisions for the Portfolio and to place purchase and sale orders for transactions of the Portfolio. AllianceBernstein will furnish a continuous investment program for the Portfolio, will provide the Fund and the Advisor with records concerning AllianceBernstein’s activities, which the Fund and AllianceBernstein are required to maintain, will render regular reports to the Fund’s officers, the Board and the Advisor concerning AllianceBernstein’s discharge of its responsibilities under the AllianceBernstein Agreement, and will pay all expenses involved in the performance of its duties. The AllianceBernstein Agreement provides that AllianceBernstein is authorized to select the brokers or counterparties that will execute the purchases and sales of securities for the Portfolio, and is directed to use its best efforts to obtain the best available price and most favorable execution for such purchases and sales of securities.

The AllianceBernstein Agreement provides that AllianceBernstein shall not be liable to the Portfolio or any shareholder or the Advisor for anything done or omitted by it except acts or omissions involving willful misfeasance, bad faith, gross negligence, reckless disregard of its obligations and duties imposed upon it by the AllianceBernstein Agreement, breach of fiduciary duty with respect to receipt of compensation for services rendered or for any losses that may be sustained in the purchase, holding, redemption or sale of securities on behalf of the Portfolio.

The initial term of the AllianceBernstein Agreement will extend until October 31, 2024, and thereafter shall continue in effect for successive one-year terms ending on October 31 of each year if specifically approved at least annually (i) by the vote of a majority of the Directors who are not parties to the AllianceBernstein Agreement or “interested persons” (as that term is defined in the 1940 Act) of any such party, and (ii) by the Board or by a vote of a “majority” (as that term is defined in the 1940 Act) of the outstanding voting securities of the Portfolio. The AllianceBernstein Agreement provides for termination automatically upon assignment and is terminable at any time without penalty by the Directors or by a vote of a majority of the Portfolio’s outstanding shares, on 60 days’ written notice to AllianceBernstein or by AllianceBernstein on 90 days’ written notice to the Fund.

Evaluation by the Board of Directors

At a meeting held on March 9, 2022 (“Meeting”), the Board, including all of the Independent Directors, discussed and unanimously approved the appointment of AllianceBernstein as the sub-advisor to the Portfolio pursuant to the AllianceBernstein Agreement. Pursuant to relief granted by the SEC in light of the COVID-19 pandemic (the “Order”) and a determination by the Board that reliance on the Order was appropriate due to circumstances related to the current or potential effects of COVID-19, the Meeting was held by video- and telephone-conference.

AllianceBernstein had been sent a letter on behalf of the Directors requesting information from AllianceBernstein in connection with the proposed AllianceBernstein Agreement. AllianceBernstein had responded to the information request and provided memoranda and related materials and information for consideration by the Directors, which were provided to the Board in advance of the Meeting (the “15(c) Materials”). Representatives of AllianceBernstein and GIM also participated in the Meeting, and discussed with the Board the proposed sub-investment advisory arrangement with AllianceBernstein. The full Board, and separately the Independent Directors, also discussed the AllianceBernstein Agreement in executive sessions of the Meeting with independent legal counsel at which no representatives of GIM or AllianceBernstein were present.

In considering the approval of the AllianceBernstein Agreement, the Board reviewed and considered the 15(c) Materials and related discussions with AllianceBernstein and GIM during the Meeting, which included, among other things, the nature, extent and quality of the proposed investment management services to be provided to the Portfolio, the experience and qualifications of the personnel at AllianceBernstein who would provide those services, its investment philosophy and process, assets under management and client descriptions, its organizational structure, financial information, insurance coverage and Form ADV, its trade allocation process, compliance processes and procedures, the proposed sub-investment advisory fee and the fee arrangements with AllianceBernstein’s similarly managed accounts and mutual fund, its estimated profitability relating to the services it would provide to the Portfolio and the extent to which economies of scale are relevant. Among other items, the Board discussed a memorandum prepared by independent legal counsel regarding the responsibilities of the Board in considering the approval of the AllianceBernstein Agreement.

In addition, GIM discussed that it would obtain a written shareholder consent from The Glenmede Trust Company, N.A. (“Glenmede Trust”) as the record holder of a majority of the Portfolio’s shares in order to approve the AllianceBernstein Agreement. The Independent Directors considered that all of the Portfolio’s shareholders are clients of Glenmede Trust, and that Glenmede Trust wholly-owns GIM. The Independent Directors also considered that Glenmede Trust holds voting authority over a majority of these clients’ accounts. The material factors and conclusions that formed the basis for the Board’s approval are discussed below. The conclusions reached by the Directors were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Director may have afforded different weight to the various factors in reaching his or her conclusions with respect to the approval of the AllianceBernstein Agreement.

Nature, Extent and Quality of Services. The Board considered the depth and quality of the investment management process of AllianceBernstein, including the experience and capabilities of its senior management, investment and other personnel, and the overall financial strength and stability of AllianceBernstein. The Board considered the sub-investment advisory services proposed to be provided by AllianceBernstein to the Portfolio and the allocation of responsibilities among GIM and AllianceBernstein. The Board also considered information about the experience and qualifications of AllianceBernstein’s investment personnel responsible for providing services under the AllianceBernstein Agreement. The Board reviewed the nature and quality of AllianceBernstein’s investment management, trading, risk management, compliance capabilities and resources, research capabilities and the experience and capabilities of its portfolio management personnel, and the overall financial strength of the organization. The Board considered the report of the Fund’s Chief Compliance Officer regarding her review of AllianceBernstein’s compliance policies and procedures. The Board also considered the services that would be rendered by AllianceBernstein and evaluated the compensation to be paid to AllianceBernstein by GIM for those services. The Board noted that the services that AllianceBernstein would furnish to the Portfolio appeared to be comparable to the services that AllianceBernstein currently provides to its other advisory clients having similar investment strategies. After reviewing these and related factors, the Board concluded that AllianceBernstein has the capabilities, resources and personnel necessary to sub-advise the Portfolio and GIM has the capabilities, resources and personnel necessary to oversee AllianceBernstein as the sub-advisor to the Portfolio.

Performance. Since the Portfolio had not yet utilized AllianceBernstein’s sub-investment advisory services, the Board could not consider AllianceBernstein’s investment performance in managing the Portfolio as a factor in evaluating the AllianceBernstein Agreement. However, the Board reviewed AllianceBernstein’s historical performance record managing a similar municipal bond strategy that it would employ for the Portfolio as compared to a relevant index and concluded that AllianceBernstein’s historical performance record, viewed together with the other factors considered by the Directors, supported a decision to approve the AllianceBernstein Agreement.

Fees and Expenses. The Directors also considered comparisons of the fees that will be paid to AllianceBernstein by GIM in light of the fees that were charged by AllianceBernstein to its other advisory clients. The Directors also considered that the fees agreed to by AllianceBernstein were the result of an arm’s length bargain negotiated by GIM and that GIM believes such fees are fair and reasonable.

Economies of Scale. The Directors discussed the growth and profitability projections provided by AllianceBernstein. The Directors concluded that it would continue to assess economies of scale as the Portfolio grew, noting that given the Portfolio’s size, the absence of breakpoints was reasonable at this time.

Conclusion. Having requested and received such information from AllianceBernstein as the Board believed to be reasonably necessary to evaluate the terms of the AllianceBernstein Agreement, and as assisted by the advice of independent counsel, the Board, including the Independent Directors voting separately, concluded that entering into the AllianceBernstein Agreement would be reasonable and fair to the Portfolio and its shareholders.

Information Regarding AllianceBernstein

AllianceBernstein has its principal place of business at 501 Commerce Street, Nashville, TN 37203. AllianceBernstein was formed as a master limited partnership organized under the laws of the State of Delaware and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

AllianceBernstein is a publicly-traded limited partnership and its majority owner is Equitable Holdings, Inc. (“EQH”), a leading financial services company consisting of two principal franchises: Equitable Life and AllianceBernstein. EQH has held majority ownership in AllianceBernstein for more than 30 years, and as of December 31, 2021, it held an approximately 63.0% economic ownership stake. As of December 31, 2021, AllianceBernstein had approximately $779 billion in assets under management.

Set forth below are the names and titles of the principal executive officers and directors of AllianceBernstein as of December 31, 2021. The address for each individual is c/o AllianceBernstein, L.P., 501 Commerce Street, Nashville, TN 37203.

Name	Position with AllianceBernstein
Seth P. Bernstein	Director, President and Chief Executive Officer
Kate Burke	Chief Operating Officer and Head of Private Wealth
Ali Dibadj*	Chief Financial Officer and Head of Strategy
Larry Cranch**	Chief Legal Officer
Karl Sprules	Head of Global Technology and Operations
Joan Lamm-Tennant	Chairman of the Board
Nella Domenici	Director
Jeffrey Hurd	Director
Daniel G. Kaye	Director
Nick Lane	Director
Kristi Matus	Director
Das Narayandas	Director
Mark Pearson	Director
Bertram L. Scott	Director
Charles Stonehill	Director
Todd Walthall	Director

*

Ali Dibadj resigned from AllianceBernstein effective March 22, 2022. Upon Mr. Dibadj’s resignation, William R. Siemers, AllianceBernstein’s Controller and Chief Accounting Officer, was appointed as Interim Chief Financial Officer.

**

Larry Cranch retired from AllianceBernstein at the end of 2021. Upon Mr. Cranch’s retirement, Mark Manley, who had already been serving as Global Head of Compliance and General Counsel, assumed management of AllianceBernstein’s Legal and Compliance department, overseeing all legal affairs for AllianceBernstein. Mr. Manley joined the Executive Team and Operating Committee at that time. Mr. Manley now reports to Kate Burke, AllianceBernstein’s Chief Operating Officer.

AllianceBernstein acts as investment advisor to the following registered investment company that has a similar investment objective and investment strategy as the Portfolio:

Fund Name	Assets Under Management by Alliance- Bernstein as of 12/31/2021	Advisory Fee Rate (Adv Class: ABTYX)
AllianceBernstein Municipal High Income Mutual Fund	$4,029.97M	0.49% (mtg fee) 0.60% (total exp)

No Director or officer of the Fund is an officer, employee, director, general partner or shareholder of AllianceBernstein.

ADDITIONAL INFORMATION

Share Ownership Information

As of the Record Date, the following persons or entities owned beneficially more than 5% of the outstanding shares of the Portfolio:

Name and Address of Owner	Number of Shares		Percentage of Outstanding Shares
[ ]	[	]	[	]%

Information About Glenmede Investment Management LP

GIM, with principal offices at One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, Pennsylvania 19103, currently serves as the investment advisor to the Portfolio. GIM, a limited partnership, is wholly-owned by Glenmede Trust. As of December 31, 2021, GIM and its affiliated companies had over $46.3 billion in assets in the accounts for which they serve in various capacities, including as executor, trustee or investment advisor. GIM is wholly-owned by Glenmede Trust as both its only limited partner and as the sole owner of GIM’s only general partner, Gatepost Partners, LLC. Glenmede Trust, a nationally-chartered trust company, provides fiduciary and investment services to endowment funds, foundations, employee benefit plans and other institutions and individuals. Glenmede Trust is a wholly-owned subsidiary of The Glenmede Corporation. Glenmede Trust, Gatepost Partners, LLC and The Glenmede Corporation are located at One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, Pennsylvania 19103.

The names and position with GIM of the principal executive officers and each director of GIM are as follows. The address for each is c/o GIM, One Liberty Place, 1650 Market Street, Suite 1200, Philadelphia, PA 19103.

Name	Position with GIM
Gordon B. Fowler	Managing Director and Chief Executive Officer
Raj Tewari	Managing Director and Chief Operating Officer
Kent E. Weaver	Managing Director and President
Peter Zuleba	Managing Director and Director of Investment Management
John F. McCabe	Managing Director and Chief Legal Officer

The Portfolio currently pays a management fee to the Advisor for its investment advisory services, calculated daily and paid monthly, at the annual rate of 0.65% of the Portfolio’s average daily net assets. The Advisor has agreed to waive its fees and/or reimburse expenses to the extent that the Portfolio’s annual total operating expenses exceed 1.00% of the High Yield Municipal Portfolio’s average daily net assets (excluding acquired fund fees and expenses, brokerage commissions, extraordinary items, interest and taxes). The Advisor has contractually agreed to these waivers and/or reimbursements until at least February 28, 2023. For the fiscal year ended October 31, 2021, the Advisor received investment advisory fees of $1,750,547 from the Portfolio. Effective on May 9, 2022, the management fee payable to the Advisor will be reduced from 0.65% to 0.57% of the Portfolio’s average daily net assets pursuant to an amendment to the Investment Advisory Agreement that was approved by the Board on March 9, 2022. The Advisor has represented to the Board that the nature, extent and quality of its investment management services currently provided to the Portfolio will not change as a result of the reduction of its advisory fee.

Other Services Provided by Glenmede Trust to the Portfolio

The Fund has adopted an Amended and Restated Shareholder Servicing Plan effective January 1, 1998, and most recently amended effective September 9, 2021 (collectively, the “Plans”), under which the Portfolio may pay, directly or indirectly, a fee to broker/dealers, banks and other financial institutions (including Glenmede Trust and its affiliates) that are dealers of record or holders of record or which have a servicing relationship (“Servicing Agents”) with the record or beneficial owners of shares in the Portfolio. Under the Plans, Servicing Agents provide or arrange to provide shareholder support services to shareholders of the Portfolio. The fee, which is currently at an annual rate of 0.25% for the Portfolio, will decrease to an annual rate of 0.15% for the Portfolio on May 9, 2022, is computed monthly and is based on the average daily net assets of the shares beneficially owned by such shareholders. The Portfolio paid $673,287 in shareholder servicing fees to Glenmede Trust for the fiscal year ended October 31, 2021. It is expected that Glenmede Trust will continue to provide these services to the Portfolio.

Shareholder Proposals

As a general matter, the Portfolio does not hold annual or regular meetings of the shareholders. Ordinarily, there will be no shareholder meeting unless required by the 1940 Act or otherwise. Shareholders who wish to submit proposals for inclusion in a proxy statement for a subsequent shareholder meeting should submit their written proposals to the Fund at One Lincoln Street, Floor 8, SFC0805, Boston, MA 02111. They must be received by the Fund within a reasonable period of time before the Fund begins to print and send proxy materials.

Affiliated Brokerage

During the fiscal year ended October 31, 2021, the Portfolio did not pay brokerage commissions to any affiliated broker-dealer.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE

EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT

SUB-INVESTMENT ADVISORY AGREEMENT

THE GLENMEDE FUND, INC.

(High Yield Municipal Portfolio)

[                ], 2022

AllianceBernstein L.P.

501 Commerce Street

Nashville, TN 37203

Ladies and Gentlemen:

The Glenmede Fund, Inc., a Maryland Corporation (the “Company”), and Glenmede Investment Management, L.P. (the “Advisor”), each confirms its agreement with AllianceBernstein L.P. (the “Sub-Advisor”), as follows:

1.    Investment Description; Appointment

The Company desires to employ its capital relating to its High Yield Municipal Portfolio (the “Portfolio”) by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”), in the prospectus (the “Prospectus”) and the statement of additional information (the “Statement”) filed with the Securities and Exchange Commission as part of the Company’s Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the “Board”). Copies of the Prospectus, the Statement and the Articles of Incorporation have been or will be submitted to the Sub-Advisor. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Articles of Incorporation to the Sub-Advisor on an on-going basis. The Company employs the Advisor as the investment advisor to the Portfolio, and the Company and the Advisor desire to employ and hereby appoint the Sub-Advisor to act as the sub-investment advisor to the Portfolio. The Sub-Advisor accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.    Services as Sub-Advisor

The Company and the Advisor hereby appoint the Sub-Advisor to act as sub-investment advisor to the Portfolio for the period and on such terms set forth in this Agreement. The Company and the Advisor employ the Sub-Advisor to manage the investment and reinvestment of the assets of the Portfolio, to continuously review, supervise and administer the investment program of the Portfolio, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio’s assets to be held uninvested, to provide the Company and the Advisor with records concerning the Sub-Advisor’s activities which the Company and the Sub-Advisor are required to maintain, and to render regular reports to the Company’s officers and Board of Directors and the Advisor concerning the Sub-Advisor’s discharge of the foregoing responsibilities. The Sub-Advisor shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Company and the Advisor in compliance with the objectives, policies and limitations set forth in the Prospectus, Statement and applicable laws and regulations. The Sub-Advisor accepts such appointment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

3.    Portfolio Transactions

The Sub-Advisor is authorized to select the brokers or counterparties that will execute the purchases and sales of securities for the Portfolio and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Company and the Advisor, the Sub-Advisor may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Advisor’s overall responsibilities with respect to the Company and other accounts as to which the Sub-Advisor exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty by this Agreement or otherwise. The Sub-Advisor will promptly communicate to the officers and Directors of the Company and the Advisor such information relating to the Portfolio’s transactions as they may reasonably request.

4.    Information Provided to the Company

The Sub-Advisor will keep the Company and the Advisor informed of developments materially affecting the Portfolio, and will, on its own initiative, furnish the Company and the Advisor from time to time with whatever information the Sub-Advisor believes is appropriate for this purpose.

5.    Compensation of the Sub-Advisor

For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Advisor will pay the Sub-Advisor and the Sub-Advisor will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of .30% of the average daily net assets held in the Portfolio. The Company will pay no investment advisory fees to the Sub-Advisor for the services rendered by the Sub-Advisor.

6.    Expenses

The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including but not limited to, investment advisory, sub-advisory and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; custody and transfer agency fees; and costs associated with maintaining the Company’s legal existence and shareholder relations.

7.    Standard of Care

In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor in performance of its obligations and duties hereunder, (ii) reckless disregard by the Sub-Advisor of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 (“1940 Act”)), the Sub-Advisor shall not be subject to any liability whatsoever to the Company, any shareholder of the Company or to the Advisor, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio.

8.    Term of Agreement

This Agreement shall become effective as of [                , 2022] (the “Effective Date”) and shall continue until October 31, 2024 and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a “majority” (as that term is defined in the 1940 Act) of the Portfolio’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the board who are not

“interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days’ written notice, by the board or by vote of holders of a majority of the Portfolio’s shares, or upon 90 days’ written notice, by the Sub-Advisor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

9.    Services to Other Companies or Accounts

The services of the Sub-Advisor to the Company and the Advisor are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others so long as its services to the Company and the Advisor are not impaired thereby.

10.    Books and Records

In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the Portfolio are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company’s request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records which it maintains for the Company are required to be maintained by Rule 31a-1 under the 1940 Act.

11.    Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

12.    Amendment of Agreement

This Agreement may be amended by mutual consent, subject to applicable requirements of the 1940 Act.

13.    Severability

If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

CTA EXEMPTION: PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,

THE GLENMEDE FUND, INC.

By:
Name:	Kent E. Weaver
Title:	President

GLENMEDE INVESTMENT MANAGEMENT, L.P.

By:	GATEPOST PARTNERS, LLC, its General Partner

By:
Name:	Peter Zuleba
Title:	Director

Agreed to and Accepted by:

ALLIANCEBERNSTEIN L.P.

By:	AllianceBernstein Corporation, its General Partner

By:
Name:
Title:	Assistant Secretary

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